Exhibit 10.2

                                Advance Agreement

      Party A(pound)(0)Mr. Wei, Li
      Party B(pound)(0)Kiwa Bio-Tech Products Group Corporation

      The Advance Agreement is signed on May 23, 2005 by both parties, to clarify the following advance transactions:

      1. On April 11, 2005, Party A lent US$50,000 to Party B through Party A's bank account in HSBC Causeway Bay branch (account no. 593-339120-833). The amount has been transmitted to the Party B's designated bank account.

      2. During April 2005, Party A paid the following amounts to a third party for the repayment of Party B's convertible loan entered on September 23, 2004, on behalf of Party B. The aggregate amount of US$81,684.50 has been transmitted from Party A's bank account in HSBC Causeway Bay branch (account no. 593-339120-833), including:

      (1) On April 11, 2005 Party A paid US$11,428 to Mr. Song N. Bang on behalf of Party B;

      (2) On April 20, 2005 Party A paid US$1,684.50 to Mr. Song N. Bang on behalf of Party B; and

      (3) On April 11, 2005(pound)<172>Party A paid US$68,572 to Mr. Young San Kim on behalf of Party B.

      3. On April 20, 2005, Party A paid the consulting fee of US$25,000 to Fisher Capital LLC on behalf of Party B. The amount has been transmitted from Party A's bank account in HSBC Causeway Bay branch (account no. 593-339120-833).

      4. Both parties agreed the abovementioned advances ($156,684.50 in total) bear interest at 12% per annum starting from April 21, 2005. Party B agreed to settle the advances within 180 days since the date of draw down. It is agreed that Party B has the option to repay or settle the advances on or before the expiry.

      5. Both parties agreed that Party B will issue to Party A warrants that entitle Party A to purchase up to 783,423 of common stock based on the conversion price specified in Clause 6. Party A shall have the right to exercise the warrants within next 24 months.

      6. Conversion: At the option and instruction of Party A, Party A shall at any time make an application to exercise any warrants for the issuance of shares of Party B's common stock. Party A shall have the right to exercise the warrants based on a conversion price equal to the closing quote of Party B's shares listed on the Over-the-counter Bulletin Board on the date of drawing down the fund. The mechanics of the conversion are as follows:



      (1) Shares issued upon Exercise will be registered within six months or as soon as practicable on behalf of such Person or Persons as Party A shall direct at Party B's expense. Party A shall have unlimited piggyback right.

      (2) Party B shall procure that all taxes and capital, stamp, issue and registration duties (if any) arising in connection with the Exercise.

      (3) Party B shall procure that on or as soon as possible after conversion evidence satisfactory to Party A shall be delivered to Party A in respect of its legal title to the Shares and that definitive certificates are delivered to Party A in respect of the Shares as soon as practicable.

      (4) Fractions of shares will not be made available and any cash adjustment to be made shall be paid to Party A.

      (5) Party B shall promptly notify Party A in written form of any potential changes in majority holding or events that would have a substantial impact on Party B's asset structure or business control (which are collectively called "changes in majority holding"). This notification and other proper assistance shall be promptly delivered to Party A so as to allow it to make decisions as to whether to exercise its right of converting the loan according to clause 6. In case of failure to promptly deliver the notification to Party A, Party A reserves the right to request a proper adjustment on the conversion price so as to keep consistent with the result of conversion prior to the changes in majority holding.

Party A:   Mr. Wei Li


Signature:           /s/ Wei Li
               --------------------------------
                     Wei Li

Party B:   Kiwa Bio-Tech Products Group Corporation


Signature:           /s/ Lianjun Luo
               --------------------------------
                     Lian jun Luo

Date:      May 23, 2005